Exhibit 99.1

Brown Technical Media Corporation

Consolidated Financial Statements

October 31, 2015 and 2014

1

Brown Technical Media Corporation

2

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Brown Technical Media Corporation

We have audited the accompanying consolidated balance sheets of Brown Technical Media Corporation as of October 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year ended October 31, 2015 and for the period from January 21, 2014 through October 31, 2014. Brown Technical Media Corporation’s management is responsible for these financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Brown Technical Media Corporation as of October 31, 2015 and 2014, and the results of its operations and its cash flows for the year ended October 31, 2015 and for the period from January 21, 2014 through October 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the consolidated financial statements, the Company’s recurring losses from operations and its need for additional financing in order to fund its projected loss in 2016 raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LBB and Associates Ltd., LLP

LBB and Associates Ltd., LLP Houston, Texas
October 27, 2016
3

BROWN TECHNICAL MEDIA CORP.

CONSOLIDATED BALANCE SHEETS

	October 31,
	2015	2014
Assets
Current assets:
Cash	$74,001	$23,552
Accounts receivable, net	64,810	51,843
Merchandise inventories, net	492,137	447,173
Total current assets	630,948	522,568
Property and equipment, net	68,674	82,413
Security deposit	7,500	7,500
Total assets	$707,122	$612,481

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Current maturities of long-term debt	$15,628	$14,335
Accounts payable and accrued expenses	341,506	100,091
Accrued expenses - related parties	45,330	101,728
Notes payable	199,220	95,611
Total current liabilities	601,684	311,765
Long-term liabilities:
Long-term debt	152,493	166,677
Shareholder advance	500	–
Other liabilities	7,000	7,000
Total long-term liabilities	159,993	173,677
Total liabilities	761,677	485,442

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 100,000,000 shares authorized; no shares issued or outstanding	–	–
Common stock, $0.001 par value, 500,000,000 shares authorized; 22,000,000 shares issued and outstanding	22,000	22,000
Paid-in capital	20,000	20,000
Accumulated deficit	(203,703)	(105,805)
Total Brown Technical Media Corp. stockholders’ deficit	(161,703)	(63,805)
Non-controlling interest	107,148	190,844
Total stockholders’ equity (deficit)	(54,555)	127,039
Total liabilities and stockholders’ equity (deficit)	$707,122	$612,481

The accompanying notes are an integral part of the Consolidated Financial Statements.

4

BROWN TECHNICAL MEDIA CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the year ended October 31, 2015

and the period from January 21, 2014 through October 31, 2014

	2015	2014
Net sales	$2,137,858	$1,418,727
Cost of sales	1,417,225	792,706
Gross profit	720,633	626,021

Operating expenses:
General and administrative expenses	645,323	501,529
Professional fees	234,027	238,073
Depreciation	13,739	10,304
Total operating expenses	893,089	749,906

Loss from operations	(172,456)	(123,885)

Other income (expenses)
Interest expense, net	(69,238)	(18,343)
Gain on sale of intangible property	60,100
Total other income (expenses)	(9,138)	(18,343)

Income (loss) before income taxes	(181,594)	(142,228)
Income tax expense (benefit)	–

Net loss (181,594)	(142,228)
Net loss attributable to non-controlling interests	83,696	36,423
Net loss attributable to Brown Technical Media Corp.	$(97,898)	$(105,805)

Net loss per common share, basic and diluted:	$(0.00)	$(0.00)

Weighted-average common shares outstanding, basic and diluted:	22,000,000	21,363,958

The accompanying notes are an integral part of the Consolidated Financial Statements.

5

BROWN TECHNICAL MEDIA CORP.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the year ended October 31, 2015

and the period from January 21, 2014 through October 31, 2014

	Common Stock		Paid-in	Accumulated	Non-controlling	Total Stockholders’ Equity/
	Shares	Amount	Capital	Deficit	Interest	(Deficit)
Balance at Inception, January 21, 2014	–	$–	$–	$–	$–	$–

Common shares sold for cash	22,000,000	22,000	20,000	–	–	42,000

Non-controlling interest due to acquisition	–	–	–	–	227,267	227,267

Net loss	–	–	–	(105,805)	(36,423)	(142,228)

Balance at October 31, 2014	22,000,000	22,000	20,000	(105,805)	190,844	127,039

Net loss	–	–	–	(97,898)	(83,696)	(181,594)

Balance at October 31, 2015	22,000,000	$22,000	$20,000	$(203,703)	$107,148	$(54,555)

The accompanying notes are an integral part of the Consolidated Financial Statements.

6

BROWN TECHNICAL MEDIA CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the year ended October 31, 2015

and the period from January 21, 2014 through October 31, 2014

	2015	2014
Cash flows from operating activities:
Net loss	$(181,594)	$(142,228)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	13,739	10,304
Changes in assets and liabilities:
Accounts receivable	(12,967)	28,950
Merchandise inventory	(44,964)	(66,586)
Accounts payable and accrued liabilities	241,415	(63,636)
Accrued expenses - related parties	(56,398)	101,728
Net cash used in operating activities	(40,769)	(131,468)

Cash flows from investing activities:
Capital expenditures	–	(21,832)
Acquisition of Brown Book Shop, Inc.	–	87,772
Net cash provided by investing activities	–	65,940

Cash flows from financing activities:
Proceeds from sale of common stock for cash	–	2,000
Proceeds from notes payable	1,677,335	338,199
Repayments of notes payable	(1,573,226)	(242,588)
Repayment of long term debt	(12,891)	(8,531)
Net cash provided by financing activities	91,218	89,080

Net increase in cash and cash equivalents	50,449	23,552
Cash and cash equivalents - beginning of period	23,552	–
Cash and cash equivalents - end of period	$74,001	$23,552

Supplementary disclosure of cash flow information:
Interest paid	$47,764	$13,946
Taxes paid, net	$–	$–

The accompanying notes are an integral part of the Consolidated Financial Statements.

7

BROWN TECHNICAL MEDIA CORP.

NOTES TO CONSOLIDATED STATEMENTS

For the year ended October 31, 2015

and the period from January 21, 2014 through October 31, 2014

1.	Description of Business and Summary of Significant Accounting Policies

Description of Business

Brown Technical Media Corp. (“the Company”) is a Texas corporation and a leading provider of codes, standards, training materials and related materials in print and electronically to small, medium and large businesses, government, and non-profit organizations in the United States. The Company was incorporated in January 21, 2014. The Company is authorized to issue 500,000,000 shares of $0.001 par value common stock and 100,000,000 shares of $0.001 par value preferred stock.

The Company acquired a 51% interest on January 31, 2014 in Brown Book Shop, Inc., (“Brown”) a Texas corporation that was formed as Brown Book Shop, a sole-proprietorship, in 1946, and on June 8, 1976 was incorporated in Texas as Brown Book Shop, Inc. The Company operates a bookstore in Houston, Texas, as well as operate an e-commerce website www.browntechnical.org.

On August 6, 2014, the Company formed Pink Professionals, LLC (“Pink”) to develop and market social networking software aimed at female managers and professionals in certain targeted professions, such as Oil and Gas, Finance and Information Technology. At the time of formation, the Company owned 75% of the membership units of Pink. On October 31, 2014, the Company sold the rights to the use of the software in the Oil and Gas industry to the 25% owner of Pink in exchange for cash consideration and the cancelation of such 25% owner’s membership units. Accordingly, the Company now owns 100% of the equity in Pink.

Basis of Presentation

The Financial Statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

Principles of Consolidation

The Consolidated Financial Statements include the accounts of the Company and its majority owned subsidiaries. All intercompany transactions and accounts are eliminated in consolidation.

Use of Estimates

The preparation of the Consolidated Financial Statements in accordance with GAAP requires management to make use of certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the Consolidated Financial Statements and the reported amounts of revenue and expenses during the reported periods. The Company bases its estimates on historical experience and on various other assumptions that management believes are reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Business Combinations

The Company accounts for all business combinations using the acquisition method of accounting, which allocates the fair value of the purchase consideration to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. When determining the fair values of assets acquired and liabilities assumed, management makes significant estimates and assumptions. The Company may utilize third-party valuation specialists to assist the Company in the allocation. Initial purchase price allocations are subject to revision within the measurement period, not to exceed one year from the date of acquisition. Acquisition-related expenses and transaction costs associated with business combinations are expensed as incurred.

8

BROWN TECHNICAL MEDIA CORP.

NOTES TO CONSOLIDATED STATEMENTS

For the year ended October 31, 2015

and the period from January 21, 2014 through October 31, 2014

1.	Description of Business and Summary of Significant Accounting Policies (Continued)

Cash

Cash and cash equivalents include short-term investments with original maturities of 90 days or less. The recorded value of our cash and cash equivalents approximates their fair value.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and typically do not bear interest. The Company provides allowances for doubtful accounts related to accounts receivable for estimated losses resulting from the inability of its customers to make required payments. The Company takes into consideration the overall quality of the receivable portfolio along with specifically-identified customer risks.

Merchandise Inventory

Inventory is valued at the lower of cost or market value. Cost is determined using a weighted-average cost method. Price protection is recorded when earned as a reduction to the cost of inventory. The Company decreases the value of inventory for estimated obsolescence equal to the difference between the cost of inventory and the estimated market value, based upon an aging analysis of the inventory on hand, specifically known inventory-related risks, and assumptions about future demand and market conditions. The Company has an allowance of approximately $0 and $95,000 as of October 31, 2015 and 2014, respectively.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. The Company calculates depreciation expense using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of their useful lives or the initial lease term. Expenditures for major renewals and improvements that extend the useful life of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. The estimated useful lives of property and equipment are as follows:

Classification	Estimated Useful Lives
Equipment	5 to 7 years
Leasehold improvements	4 to 5 years
Furniture and fixtures	4 to 7 years

Fair Value Measurements

Fair value is defined under GAAP as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy has been established for valuation inputs to prioritize the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

Level 1 – observable inputs such as quoted prices for identical instruments traded in active markets.

Level 2 – inputs are based on quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

9

NOTES TO CONSOLIDATED STATEMENTS

For the year ended October 31, 2015

and the period from January 21, 2014 through October 31, 2014

1.	Description of Business and Summary of Significant Accounting Policies (Continued)

Level 3 – inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models and similar techniques.

Revenue Recognition

The Company records revenue from sales transactions when title and risk of loss are passed to the customer, there is persuasive evidence of an arrangement for sale, shipment has occurred and/or services have been rendered, the sales price is fixed or determinable, and collectability is reasonably assured. The Company’s shipping terms typically specify F.O.B. origination, at which time title and risk of loss have passed to the customer.

The Company leverages drop-shipment arrangements with many of its vendors and suppliers to deliver products to its customers without having to physically hold the inventory at its warehouses, thereby increasing efficiency and reducing costs. The Company recognizes revenue for drop-shipment arrangements upon shipment to the customer with contract terms that typically specify F.O.B. shipping point.

The Company records freight billed to its customers as net sales and the related freight costs as a cost of sales.

Sales Taxes

The State of Texas imposes a sales tax on the Company’s sales to nonexempt customers. The Company collects that sales tax from customers and remits the entire amount to the State. The Company’s accounting policy is to exclude the tax collected and remitted to the State from revenue and cost of revenues.

Leases

All leases are reviewed for capital or operating classification at their inception under the guidance of Accounting Standards Codification Topic 840, “Leases” (“ASC 840”). We use our incremental borrowing rate in the assessment of lease classification, and define initial lease term to include the construction build-out period, but to exclude lease extension period(s). We conduct operations primarily under operating leases. For leases that contain rent escalations, we record the total rent payable during the lease term, as defined above, on a straight-line basis over the term of the lease and record the difference between the rents paid and the straight-line rent as a deferred rent liability.

Advertising Costs

We expense advertising costs as incurred and recorded $156,547 and $127,434 during the year ended October 31, 2015 and the period from January 21, 2014 through October 31, 2014, respectively.

Income Taxes

Deferred income taxes are provided to reflect the differences between the tax bases of assets and liabilities and their reported amounts in the Financial Statements using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company performs an evaluation of the realizability of deferred tax assets on a quarterly basis. This evaluation requires management to make use of estimates and assumptions and considers all positive and negative evidence and factors, such as the scheduled reversal of temporary differences, the mix of earnings in the jurisdictions in which the Company operates, and prudent and feasible tax planning strategies.

10

NOTES TO CONSOLIDATED STATEMENTS

For the year ended October 31, 2015

and the period from January 21, 2014 through October 31, 2014

1.	Description of Business and Summary of Significant Accounting Policies (Continued)

The Company accounts for unrecognized tax benefits based upon its assessment of whether a tax benefit is more likely than not to be sustained upon examination by tax authorities. The Company reports a liability for unrecognized tax benefits resulting from unrecognized tax benefits taken or expected to be taken in a tax return and recognizes interest and penalties, if any, related to its unrecognized tax benefits in income tax expense.

2.	Recent Accounting Pronouncements

Balance Sheet Classification of Deferred Taxes

In November 2015, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, simplifying the balance sheet classification of deferred taxes by requiring all deferred taxes, along with any related valuation allowance, to be presented as noncurrent. This ASU is effective for the Company beginning in the first quarter of 2017, allows for early adoption and may be applied either prospectively or retrospectively. This ASU is not expected to have a material impact on the Company’s Financial Statements.

Accounting for Measurement Period Adjustments in a Business Combination

In September 2015, the FASB issued ASU 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments, eliminating the requirement for an acquirer in a business combination to account for measurement-period adjustments retrospectively. Instead, acquirers must recognize measurement-period adjustments during the period in which they determine the amounts, including the effect on earnings of any amounts they would have recorded in previous periods if the accounting had been completed at the acquisition date. This ASU is effective for the Company beginning in the first quarter of 2016, allows for early adoption and must be applied prospectively to adjustments to provisional amounts occurring after the effective date. This ASU is not expected to have a material impact on the Company’s Financial Statements.

Simplifying the Measurement of Inventory

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory, amending the subsequent measurement of inventory by requiring inventory to be measured at the lower of cost and net realizable value instead of the lower of cost or market value. This ASU is effective for the Company beginning in the first quarter of 2017, allows for early adoption and must be applied prospectively after the date of adoption. This ASU is not expected to have a material impact on the Company’s Financial Statements.

Debt Issuance Costs

In April 2015, the FASB issued ASU 2015-03, Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, amending the presentation of debt issuance costs by requiring deferred financing costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for deferred financing costs are not affected by the amendments in this ASU. This ASU is effective for the Company beginning in the first quarter of 2016, allows for early adoption permitted and requires retrospective application to all prior periods. This ASU is not expected to have a material impact on the Company’s Financial Statements.

11

NOTES TO CONSOLIDATED STATEMENTS

For the year ended October 31, 2015

and the period from January 21, 2014 through October 31, 2014

2.	Recent Accounting Pronouncements (Continued)

In August 2015, the FASB issued ASU 2015-15, Interest—Imputation of Interest (Subtopic 835-30): Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements—Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015 EITF Meeting (SEC Update), clarifying the SEC’s views on the presentation and subsequent measurement of debt issuance costs related to line-of-credit arrangements. The ASU allows for an entity to defer and present debt issuance costs associated with line-of-credit arrangements as an asset and subsequently amortize the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangements. This ASU is effective upon issuance and the Company adopted it in the third quarter of 2015. This ASU is not expected to have a material impact on the Company’s Financial Statements.

Revenue Recognition

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), replacing most existing revenue recognition guidance under GAAP and eliminating industry specific guidance. The core principal of the new guidance is that an entity should recognize revenue for the transfer of goods and services equal to an amount it expects to be entitled to receive for those goods and services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, deferring the effective date by one year. This ASU will be effective for the Company beginning in the first quarter of 2018, allows for early adoption in the first quarter of 2017 and may be applied using either a full retrospective approach or a modified retrospective approach. This ASU is not expected to have a material impact on the Company’s Financial Statements.

3.	Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a cumulative net loss since inception of $203,703, working capital of $29,264 and relies on short term financing to fund its operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s continuation as a going concern is dependent upon its ability to generate revenues and its ability to obtain financing from third parties. No assurance can be given that the Company will be successful in these efforts.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

4.	Property and Equipment

Property and equipment consists of the following:

	October 31,
	2015	2014
Equipment	$68,182	$68,182
Leasehold improvements	19,002	19,002
Office equipment	5,533	5,533
Property and equipment	92,717	92,717
Less: accumulated depreciation	24,043	10,304
Property and equipment, net	$68,674	$82,413

12

NOTES TO CONSOLIDATED STATEMENTS

For the year ended October 31, 2015

and the period from January 21, 2014 through October 31, 2014

4.	Property and Equipment (Continued)

Depreciation expense for the year ended October 31, 2015 and the period from January 21, 2014 through October 31, 2014 is $13,739 and $10,304, respectively.

5.	Notes Payable

Notes payable consists of the following unsecured notes:

	October 31,
	2015	2014
Working capital loan dated September 10, 2014, bearing interest at 10% with weekly payments of $3,175 plus accrued interest, due January 8, 2015	$–	$28,396
Note payable dated July 14, 2104, bearing interest at 8.04% with daily repayment from credit card processing receipts, due July 14, 2015.	–	12,215
Note payable to a shareholder dated January 31, 2014, bearing interest at 8%. Principal and accrued interest due on November 30, 2014	–	50,000
Note payable dated August 28, 2014, bearing interest at 6%. Principal and accrued interest due on August 28, 2015	–	5,000
Note payable dated March 31, 2015, bearing interest at 15.9% due March 17, 2016	4,415	–
Note payable date May 14, 2015 bearing interest at 18% due October 2016, guaranteed by the officers of the Company	100,473	–
Note payable dated May 19, 2015 bearing interest at 35.71% due May 19, 2016, guaranteed by the officers of the Company	43,332	–
Note payable dated March 16, 2015 bearing interest at 9%, due December 31, 2016	51,000	–
Total notes payable	$199,220	$95,611

On March 16, 2015, the Company entered into a Note Agreement with an independent accredited investor relating to the sale of a promissory note and warrant. As a result, the Company issued a promissory note with a total principal balance of $51,000 and warrants to purchase 2,200,000 shares of common stock at an exercise price of $0.25 per share. The promissory note has a relative value of $48,891 and the warrants have a relative fair value of $2,109 at the date of issuance, determined using the Black-Scholes option-pricing model. The assumptions used to calculate the fair market value are as follows: (i) risk-free interest rate of 0.24%, (ii) estimated volatility of 1,006%, (iii) dividend yield of 0.00%, and (iv) an expected life of the warrants of 3 years.

13

NOTES TO CONSOLIDATED STATEMENTS

For the year ended October 31, 2015

and the period from January 21, 2014 through October 31, 2014

6.	Long term debt

Long term debt consists of unsecured notes payable to the former shareholders of the Company. The notes bear interest at 8% and are due February 1, 2019 with monthly principal and interest payments of $2,244. The balance on the notes is $168,121 and $181,012 at October 31, 2015 and 2014, respectively.

Future maturities of long term debt as of October 31, 2105, are as follows:

Years ending October 31,	Future Principal Payments
2016	$15,628
2017	15,571
2018	16,863
2019	18,263
2020	19,779
Thereafter	82,017
$168,121

The approximate fair values approximate the related carrying values of the Company’s long-term debt, including current maturities.

7.	Stockholders’ Equity

On January 30, 2014, the Company sold 2,000,000 shares of common stock to the founders of the Company for gross proceeds of $2,000.

On January 31, 2014, the Company sold 20,000,000 shares of common stock to the founders of the Company for gross proceeds of $40,000.

On August 31, 2016, the Company cancelled a warrant previously issued on March 16, 2015 to purchase 2,200,000 shares of common stock at an exercise price of $0.25 per share and issued to the warrant holder 1,100,000 shares of the Company’s common stock.

8.	Lease Commitments

The Company is obligated under a long term lease for office space that generally provide for annual rent of $83,400 per year. The Company sub-leases a portion of this space to third parties and collects $49,800 per year on the sub leases. For the year ended October 31, 2015 and the period from January 21, 2014 through October 31, 2014, net rent expense under these lease arrangements was $17,824 and $21,785, respectively.

On October 1, 2016, the Company entered into a lease extension on the office space that expires on September 30, 2019 and calls for annual rent of $90,072.

14

NOTES TO CONSOLIDATED STATEMENTS

For the year ended October 31, 2015

and the period from January 21, 2014 through October 31, 2014

8.	Lease Commitments, (Continued)

Future minimum lease payments under non-cancelable operating leases as of October 31, 2015 are as follows:

Years ending October 31,	Gross Lease Operating Commitments	Sublease Income	Net Minimum Lease Commitments
2016	$83,956	$49,939	$34,017
2017	90,072	51,468	38,604
2018	90,072	51,468	38,604
2019	82,566	47,179	35,387
2020	–	–	–
Total future minimum lease payments	$346,666	$200,054	$146,612

8.	Income Taxes

We recognize the financial statement effects of tax positions when it is more likely than not, based on the technical merits, that the position will be sustained upon examination by a taxing authority. Recognized tax positions are initially and subsequently measured as the largest amount of tax benefit that is more likely than not of being realized upon ultimate settlement with a taxing authority. We have not taken a tax position that, if challenged, would have a material effect on the financial statements or the effective tax rate for the year ending October 31, 2015 and the period from January 21, 2014 through October 31, 2014.

Each of the tax years the Company has been in operation are subject to examination by the Internal Revenue Service. The Company has net operating losses of approximately $322,000 that begin to expire on October 31, 2031. The change in the Company’s valuation allowance for the year ended October 31, 2015 and the period from January 21, 2014 through October 31, 2014 was $61,400 and $48,200, respectively.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net income/(loss) before provision for income taxes for the following reasons:

	October 31, 2015	October 31, 2014
Income tax benefit at statutory rate	$(61,700)	$(48,400)
Meals and entertainment	300	200
Change in valuation allowance	61,400	48,200
Income tax expense	$–	$–

Net deferred tax assets at statutory rates consisted of the following components as of:

	October 31, 2015	October 31, 2014
NOL carryover	$109,600	$48,200
Valuation allowance	(109,600)	(48,200)
Net deferred tax asset	$–	$–

15

NOTES TO CONSOLIDATED STATEMENTS

For the year ended October 31, 2015

and the period from January 21, 2014 through October 31, 2014

9.	Contingencies

The Company is, and from time to time may be, a party to claims and legal proceedings generally incidental to its business. In the opinion of management, after consultation with the Company’s legal counsel, there are no other legal matters that are likely to have a material adverse effect on the Company’s financial position, results of operations or cash flows.

10.	Acquisition

On January 31, 2014, the Company entered into an agreement to acquire 100% of the common stock of Brown Book Shop, Inc., in two tranches. The first tranche, which closed on January 31, 2104, consisted of the sale of 51% of the common stock of Brown in exchange for $40,000 in cash and a note payable in the amount of $196,543. The second tranche was to close on April 30, 2014 for the purchase of the remaining 49% of the common stock of Brown in exchange for $40,000 in cash and a note payable for $188,835. The second tranche has not closed as of the date of this report.

The following information summarizes the allocation of the fair values assigned to the assets at the purchase date:

Cash	$87,772
Accounts receivable	80,793
Inventory	380,587
Property and equipment	70,885
Security deposit	7,500
Total identifiable net assets	627,537
Less liabilities assumed:
Accounts payable	(163,727)
Noncontrolling interest	(227,267)
Total purchase price	$236,543

The Company completed its annual impairment analysis as of October 31, 2015 by utilizing a qualitative assessment methodology. The Company determined that it was more-likely-than-not that the fair value of Brown exceeded its carrying value. As a result of this determination, the quantitative two-step impairment analysis was deemed unnecessary.

11.	Related Party Transactions

In November 30, 2014, a shareholder of the Company advanced $500 to Pink Professionals, LLC, a wholly owned subsidiary of the Company. The advance is interest free and due upon demand.

The Company uses credit cards of related parties to pay for certain operational expenses. The Company has agreed to pay the credit card balances, including related interest. As of October 31, 2015 and 2014, the Company has an outstanding balance of $45,330 and $101,728, respectively, on these credit cards.

12.	Subsequent Events

On August 31, 2016, the Company issued 1,100,000 shares of its common stock to a note holder in exchange for the surrender and cancellation of a warrant previously issued to the note holder.

On August 31, 2106, the Company issued 1,155,000 shares of its common stock to an employee as compensation.

On August 31, 2016, the Company issued a convertible note payable for gross proceeds of $50,000 bearing interest at 10% per annum. The convertible note payable matures on December 31, 2016, and is convertible, at the option of the note holder, into the common stock of the Company at a price equal to 75% of the price per share paid by the purchasers of securities issued in a Qualified Financing of the Company. A Qualified Financing is defined as $500,000 in new cash raised from accredited investors.

16

NOTES TO CONSOLIDATED STATEMENTS

For the year ended October 31, 2015

and the period from January 21, 2014 through October 31, 2014

12.	Subsequent Events (continued)

On September 20, 2016, the Company entered into a binding letter of intent to enter into a share exchange agreement with Panther Biotechnology, Inc. whereby the shareholders of the Company would exchange all of their outstanding common stock in consideration for approximately 12 million shares of Panther Biotechnology, Inc.’s (Panther) common stock, plus certain earn-out rights. The result of the share exchange will be that the Company would become a wholly-owned subsidiary of Panther Biotechnology, Inc. This transaction will be accounted for as a reverse merger with Brown as the surviving entity. The assets of Panther that existed prior to the transaction will be recorded at their fair market value as of the closing of the transaction and will be added to the historical cost basis of the assets of Brown.

Effective September 30, 2016, the Company entered into a consulting agreement with the CEO of Panther that calls for the Company to issue 6,000,000 shares of common stock to the Panther CEO.

On October 14, 2016, the Company issued two convertible notes payable for gross proceeds of $37,000 bearing interest at 10% per annum. The convertible notes payable mature on December 31, 2016, and are convertible, at the option of the note holder, into the common stock of the Company at a price equal to 75% of the price per share paid by the purchasers of securities issued in a Qualified Financing of the Company. A Qualified Financing is defined as $500,000 in new cash raised from accredited investors in Panther Biotechnology, Inc.